Exhibit 10.1

AIRCRAFT TIME SHARING AGREEMENT

This AIRCRAFT TIME SHARING AGREEMENT (“Agreement”) is made and entered as of the 15th day of February 2006, by and between GUITAR CENTER, INC., a Delaware corporation (the “Company”), with an address of 5795 Lindero Canyon Road, Westlake Village, CA, 91362; and Marty Albertson (“Executive”), with an address of 5795 Lindero Canyon Road, Westlake Village, CA, 91362.

WHEREAS, the Company is the owner of a Dassault-Brequet Falcon 50 aircraft (the “Aircraft”); and

WHEREAS, the Executive desires to lease the Aircraft with flight crew from the Company pursuant to the time sharing arrangement set forth below.

NOW, THEREFORE, in consideration of the promises set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive agree as follows:

1.                                       Lease of Aircraft. Subject to the terms and conditions of this Agreement, the Company agrees, at the request of the Executive and when and to the extent available, to lease the Aircraft to the Executive on a flight-by-flight and time sharing basis under Federal Aviation Regulation (“FAR”) Sections 91.501(b)(6) and (c)(1). The Company agrees to make the Aircraft available to the Executive for flights at such times as the Company does not require the Aircraft to be available for flights for Company business purposes. The Company shall be responsible for maintaining appropriate records that identify those specific flights where the Aircraft has been leased to the Executive pursuant to the terms of this Agreement.

2.                                       Consideration. The Executive shall incur and pay the Company the following costs and expenses associated with operation of the specific flights when the Aircraft is leased by Executive from the Company pursuant to the terms of this Agreement:

a.               Expenses for fuel, oil, lubricants and other additives;

b.              Crew travel expenses, including food, lodging, and ground transportation;

c.               Hangar and tie-down costs when the Aircraft is required by the Executive to be away from the Aircraft’s base of operation;

d.              Insurance obtained for the specific flight;

e.               Landing fees, airport taxes, and similar assessments;

f.                 Customs, foreign permit, and similar fees directly related to the flight;

g.              In-flight food and beverage;

h.              Passenger ground transportation; and

i.                  Flight planning and weather contract services.

Notwithstanding the foregoing, the amount or allocable share of such costs shall not, in any event, exceed the costs permitted to be charged by the Company to the Executive pursuant to Section 91.501(d) of the FAR, as the same may be revised from time to time.

3.                                       Payments. The Company will invoice the Executive for the costs and expenses of specific flights as incurred. The invoices will be due within thirty (30) days of receipt. Payment of such invoices shall be made in full to the Company at 5795 Lindero Canyon Road, Westlake Village, CA, 91362, or as otherwise agreed by the parties.

4.                                       Taxes. The amounts payable by the Executive under FAR Section 91.501(d) for leasing the Aircraft will be increased by the applicable federal excise tax as imposed under Internal Revenue Code Section 4261. It is the responsibility of the Company to collect and remit the tax on the amounts paid. The Company is responsible for the collection and payment of all other State or Federal taxes that may arise from the transactions contemplated by this Agreement.

5.                                       Operational Control. At all times when the Aircraft is leased by the Executive pursuant to this Agreement, the Company shall be responsible for, and retain full and complete operational control of, the Aircraft. The Company is responsible for providing the crew, the physical and technical operation of the Aircraft, and the safe performance of all flights. The Company will furnish two experienced and competent pilots satisfactory to the Executive on all occasions when the Aircraft is in use pursuant to this Agreement. Such pilots shall be under the direction and control of the Company at all times. One of such pilots shall be the captain of the Aircraft and shall have full control of its operations at all times, and the judgment of such pilot as to the suitability of the weather, terrain, mechanical condition or capacity of the Aircraft and other similar decisions shall be conclusive.

6.                                       Aircraft Use. The Company and the Executive agree to use the Aircraft in accordance with the time sharing provisions contained in 91.501 of the FAR, as well as any other applicable portions of FAR Part 91.

7.                                       Maintenance. The Company, at its own cost and expense, will service, maintain and repair the Aircraft in compliance with all maintenance standards of the Aircraft and all requirements of FAR Part 91. The Company will also provide suitable hangar and storage facilities for the Aircraft at its own expense. Aircraft maintenance and inspection takes precedence over Aircraft scheduling unless such maintenance or inspections can be safely deferred in accordance with applicable laws and regulations and within the sound discretion of the captain.

8.                                       Insurance. The Company, at its own expense, shall maintain liability insurance upon the Aircraft with limits for bodily injury and for property damage which are satisfactory to Executive.

9.                                       Indemnification. The Company agrees to indemnify, defend, and hold the Executive harmless from any claims, suits, liabilities, losses, costs or expenses for injury to persons or damage to property arising in any way out of the operation of the Aircraft pursuant to this Agreement.

10.                                 Effective Date; Term. This Agreement shall be effective as of April 1, 2005 and shall continue in full force and effect for a term of one year, and shall thereafter be automatically renewed for continuous periods of one year without re-execution. Notwithstanding the immediately preceding sentence, either party may terminate this Agreement at any time for any or no reason by giving thirty (30) days’ prior written notice to the other party of its intention to terminate. This Agreement supersedes any prior agreements between the parties relating to Aircraft operations and use.

11.                                 Assignment. No party shall have the right to assign its interests or rights hereunder, in whole or part, without the prior written consent of the other party, except that the Company may assign its interest hereunder to a wholly-owned affiliate without the consent of the Executive.

12.                                 Notice. Any statement, consent, or notice required or permitted by this Agreement shall be given by mail or hand delivery to the party concerned at the addresses listed above, except that notice with respect to the operation or use of the Aircraft may be given by telephone.

13.                                 Warranties. The Executive warrants to the Company that, during the Executive’s lease of the Aircraft, the Aircraft shall not be used or employed, except as authorized by the FAR. The Company warrants that the Aircraft has been maintained under Part 91 of the FAR from the date of the Company’s purchase of the Aircraft to the date of this Agreement.

14.                                 No Carriage For Compensation or Hire. It is understood and agreed that the Company and the Executive shall neither sell seats to passengers or space for cargo, nor in any other manner use the Aircraft for the carriage of goods or passengers for compensation or hire, and that the Aircraft shall be operated within the applicable rules of Part 91 Subpart F of the FAR during the term of this Agreement.

15.                                 Counterparts. This Agreement may be executed in counterparts, all of which when executed shall constitute an original.

16.                                 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of laws provisions thereof.

17.                                 Truth-In-Leasing Statement Under FAR 91.23.

AN EXECUTED COPY OF THIS AGREEMENT WILL BE MAILED TO THE FEDERAL AVIATION ADMINISTRATION, FLIGHT STANDARDS TECHNICAL DIVISION, POST OFFICE BOX 25724, OKLAHOMA CITY, OKLAHOMA 73125, WITHIN 24 HOURS OF THE TIME OF EXECUTION HEREOF.

THE AIRCRAFT REFERENCED HEREIN HAS BEEN MAINTAINED AND INSPECTED UNDER FAR PART 91 FOR THE ENTIRE PERIOD FROM THE DATE OF THE COMPANY’S PURCHASE OF THE AIRCRAFT TO THE DATE HEREOF. SAID AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER PART 91 OF THE FEDERAL AVIATION REGULATIONS FOR OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT DURING THE DURATION OF THIS AGREEMENT.

THE COMPANY, LOCATED AT THE ABOVE LISTED ADDRESS, IS CONSIDERED TO BE IN OPERATIONAL CONTROL OF THE AIRCRAFT AND UNDERSTANDS AND IS FAMILIAR WITH ITS RESPONSIBILITIES WITH REGARD TO THE OPERATION OF AIRCRAFT UNDER THE FEDERAL AVIATION REGULATIONS.

A COPY OF THIS AGREEMENT SHALL BE CARRIED ON THE AIRCRAFT AT ALL TIMES AND SHALL BE MADE AVAILABLE FOR REVIEW UPON REQUEST BY THE ADMINISTRATOR OR HIS REPRESENTATIVE.

AN EXPLANATION OF THE FACTORS BEARING ON OPERATIONAL CONTROL AND THE PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.

THE COMPANY CERTIFIES THAT IT UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their duly authorized representatives as of the date first above written.

Company:		Executive:

GUITAR CENTER, INC.		MARTY ALBERTSON

By:	/s/ Leland P. Smith	/s/ MARTY ALBERTSON

Name: Leland P. Smith

Title: Executive Vice President